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Exhibit 23.1

                       CONSENT OF BEARD MILLER COMPANY LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-43105, 333-36725, and 333-65120) of The Bon-Ton Stores, Inc.
of our report dated June 13, 2005, relating to the financial statements of The Bon-Ton Stores, Inc. Retirement Contribution Plan, included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/Beard Miller Company LLP

York, Pennsylvania
June 24, 2005